Exhibit 10.45

August 26, 2010
EXTENSION N3 TO THE
EMPLOYMENT AGREEMENT OF AUGUST 1, 2004

By and between Siberian Energy Group Inc., a Nevada corporation (the “Company”), and David Zaikin (“Employee”) entered into this 26th day of August, 2010, and made effective as of July 1, 2010.

WHEREAS the Company and the Employee previously signed the Employment Agreement, which stated the term of employment to start on August 1, 2004 and to end on December 31, 2008 (the “Agreement”, a copy of which is attached hereto as Exhibit A), and subsequent extensions for the year 2009 and for six months of 2010 till June 30, 2010;

AND WHEREAS the Company and the Employee wish to further extend the term of the employment agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH, that the Company and the Employee agree as follows:

Point 4 “Term” of the employment Agreement to be revised and the term of the Agreement to be extended until December 31, 2010 (the “Extended Term”).

Point 5.1 “Compensation” of the employment Agreement to be revised and annual salary of the Employee to be stated as US$180,000.

Point 6 “Stock Option” of the employment Agreement is to be removed. A new Stock Option agreement will be entered into between the Company and the Employee upon the resolution of the Board of directors of the Company.

All other provisions of the Employment Agreement dated August 1, 2004 shall remain in full force and effect until the expiration of the Extended Term.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed the day and year first above written.

EMPLOYEE	COMPANY

/s/ David Zaikin	/s/ Elena Pochapski
David Zaikin,	Elena Pochapski
71 Woodchester Crt,	CFO
Thornhill, ON, L4J 7V6	Siberian Energy Group Inc.
Canada